Exhibit 1.1

Execution Version

SPIRIT REALTY CAPITAL, INC.

COMMON STOCK (PAR VALUE $0.05 PER SHARE)

AMENDMENT NO. 1 TO

AMENDED AND RESTATED EQUITY DISTRIBUTION AGREEMENT

February 27, 2020

AMENDMENT NO. 1 TO AMENDED AND RESTATED EQUITY DISTRIBUTION AGREEMENT

AMENDMENT NO. 1, dated as of the 27th day of February, 2020 (the “Amendment No. 1”), by and among Spirit Realty Capital, Inc., a Maryland corporation (the “Company”), Spirit Realty, L.P., a Delaware limited partnership (the “Operating Partnership”), SunTrust Robinson Humphrey, Inc., BTIG, LLC, BofA Securities, Inc., Capital One Securities, Inc., Fifth Third Securities, Inc., J.P. Morgan Securities LLC, Mizuho Securities USA LLC, Morgan Stanley & Co. LLC, RBC Capital Markets, LLC, Regions Securities LLC, Scotia Capital (USA) Inc., Stifel, Nicolaus & Company, Incorporated and Wells Fargo Securities, LLC, as sales agents (each, a “Manager” and, collectively, the “Managers”) and Bank of America, N.A., The Bank of Nova Scotia, JPMorgan Chase Bank, National Association, Mizuho Markets Americas LLC, Morgan Stanley & Co. LLC, Royal Bank of Canada and Wells Fargo Bank, National Association, as forward purchasers (each, a “Forward Purchaser and, collectively, the “Forward Purchasers”), to that certain Amended and Restated Equity Distribution Agreement, dated February 22, 2019 (the “Agreement”).

W I T N E S S E T H:

WHEREAS, the Company, the Operating Partnership, SunTrust Robinson Humphrey, Inc., J.P. Morgan Securities LLC, Mizuho Securities USA LLC, RBC Capital Markets, LLC, Scotia Capital (USA) Inc., Stifel, Nicolaus & Company, Incorporated, Wells Fargo Securities, LLC, The Bank of Nova Scotia, JPMorgan Chase Bank, National Association, Royal Bank of Canada and Wells Fargo Bank, National Association are parties to the Agreement (the “Original Parties’);

WHEREAS, the Original Parties wish to amend the Agreement to modify the definition of certain defined terms set forth in the Agreement and used therein, and BTIG, LLC, Bank of America, N.A., BofA Securities, Inc., Capital One Securities, Inc., Fifth Third Securities, Inc., Mizuho Markets Americas LLC, Morgan Stanley & Co. LLC and Regions Securities LLC wish to become parties to the Agreement, in each case with effect on and after February 27, 2020 (the “Effective Date”); and

WHEREAS, this Amendment No. 1 shall constitute an amendment to the Agreement, which shall remain in full force and effect as amended by this Amendment.

NOW, THEREFORE, in consideration of the mutual agreement to amend the Agreement, the parties hereto, intending legally to be bound, hereby amend and modify the Agreement as of the date hereof as follows:

Section 1.     Definitions. Unless otherwise specified herein, capitalized terms used herein shall have the respective meanings assigned thereto in the Agreement.

Section 2.     Representation and Warranty. Each of the Company and the Operating Partnership, jointly and severally, represent and warrant to the Managers and the Forward Purchasers that this Amendment No. 1 has been duly authorized, executed and delivered by, and is a valid and binding agreement of, the Company and the Operating Partnership.

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Section 3.     Amendment of the Agreement.

(a)    On and after the Effective Date, the references to “Prospectus Supplement” shall refer to the final prospectus supplement, relating to the Shares, filed by the Company with the Commission pursuant to Rule 424(b) under the Securities Act on the date hereof, in the form furnished by the Company to the Managers in connection with the offering of the Shares.

(b)    On and after the Effective Date, the references to “Manager” and “Managers” shall refer to each of SunTrust Robinson Humphrey, Inc., BTIG, LLC, BofA Securities, Inc., Capital One Securities, Inc., Fifth Third Securities, Inc., J.P. Morgan Securities LLC, Mizuho Securities USA LLC, Morgan Stanley & Co. LLC, RBC Capital Markets, LLC, Regions Securities LLC, Scotia Capital (USA) Inc., Stifel, Nicolaus & Company, Incorporated and Wells Fargo Securities, LLC.

(c)    On and after the Effective Date, the references to “Forward Purchaser” and “Forward Purchasers” shall refer to each of Bank of America, N.A., The Bank of Nova Scotia, JPMorgan Chase Bank, National Association, Mizuho Markets Americas LLC, Morgan Stanley & Co. LLC, Royal Bank of Canada and Wells Fargo Bank, National Association.

(d)    Section 15 of the Agreement is amended to replace the notice party information for JPMorgan Chase Bank, National Association with the following:

“if to JPMorgan Chase Bank, National Association shall be delivered, mailed or sent to JPMorgan Chase Bank, National Association, New York Branch, 383 Madison Avenue, New York, New York 10179, Attention: EDG Marketing Support, E-mail: edg_notices@jpmorgan.com and edg_ny_corporate_sales_support@jpmorgan.com, with a copy to Attention: Stephanie Little, Email: stephanie.y.little@jpmorgan.com;”

(e)    Section 15 of the Agreement is amended to replace the notice party information for Mizuho Securities USA LLC with the following:

“if to Mizuho Securities USA LLC or Mizuho Markets Americas LLC shall be delivered, mailed or sent to Mizuho Securities USA LLC, 1271 Avenue of the Americas, 3rd Floor, New York, New York 10020, E-mail: US-ECM@mizuhogroup.com, Attention: Equity Capital Markets;”

(f)    Section 15 of the Agreement is amended to replace the notice party information for Wells Fargo Securities, LLC and Wells Fargo Bank, National Association with the following:

“if to Wells Fargo Securities, LLC shall be delivered, mailed or sent to Wells Fargo Securities, LLC, 500 West 33rd Street, New York, New York 10001, Attention: Equity Syndicate Department, fax no: (212) 214-5918, or if to Wells Fargo Bank, National Association shall be delivered, mailed or sent to Wells Fargo Bank, National Association,

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500 West 33rd Street, New York, New York 10001, Attention: Structuring Services Group, fax no. (212) 214-5913, with a copy to CorporateDerivativeNotifications@wellsfargo.com;”

(g)    Section 15 of the Agreement is amended to add the following notice party information:

“if to BTIG, LLC shall be delivered, mailed or sent to BTIG, LLC, 65 East 55th Street, New York, New York 10022, Attention: ATM Trading Desk, email: BTIGUSATMTrading@btig.com;”

“if to BofA Securities, Inc. or Bank of America, N.A. shall be delivered, mailed or sent to BofA Securities, Inc., One Bryant Park, New York, New York 10036, Attention: ATM Execution Team (dg.atm_execution@bofa.com), with a copy to Rohan Handa (rohan.handa@bofa.com) and Robert Stewart (rstewart4@bofa.com);”

“if to Capital One Securities, Inc. shall be delivered, mailed or sent to Capital One Securities, Inc., 201 St. Charles Ave, Suite 1830, New Orleans, Louisiana 70170, Attention: Gabrielle Halprin (Gabrielle.Halprin@capitalone.com);”

“if to Fifth Third Securities, Inc. shall be delivered, mailed or sent to Fifth Third Securities, Inc., 424 Church Street, Suite 600, Nashville, Tennessee 37219, Attention: Equity Trading Desk, with a copy to Fifth Third Legal Department, 38 Fountain Square Plaza, Maildrop 10909F, Cincinnati, Ohio 45263, Attention Michael Bertkau;”

“if to Regions Securities LLC shall be delivered, mailed or sent to Regions Securities LLC, 615 South College Street, Suite 600, Charlotte, North Carolina 28202, Attention: Brit Stephens (brit.stephens@regions.com) and Ed Armstrong (ed.armstrong@regions.com);”

“if to Morgan Stanley & Co. LLC shall be delivered, mailed or sent to Morgan Stanley & Co. LLC, 1585 Broadway, 4th Floor, New York, New York 10036, Attention: Equity Syndicate Desk, with a copy to the Legal Department;”

(h)    The first paragraph of Exhibit A of the Agreement is amended as follows:

“This Notification sets forth the terms of the agreement of [NAME OF MANAGER] (the “Manager”) with Spirit Realty Capital, Inc. (the “Company”) and Spirit Realty, L.P. relating to the sale of shares of the Company’s common stock, $0.05 par value per share, having an aggregate gross sales price of up to $500,000,000, pursuant to the amended and restated equity distribution agreement between the Company, Spirit Realty, L.P., SunTrust Robinson Humphrey, Inc., BTIG, LLC, Bank of America, N.A., BofA Securities, Inc., Capital One Securities, Inc., Fifth Third Securities, Inc., J.P. Morgan Securities LLC, Mizuho Securities USA LLC, Morgan Stanley & Co. LLC, RBC Capital Markets, LLC, Regions Securities LLC, Scotia Capital (USA) Inc., Stifel, Nicolaus & Company, Incorporated, Wells Fargo Securities, LLC, The Bank of Nova Scotia, JPMorgan Chase Bank, National Association, Mizuho Markets Americas LLC, Royal

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Bank of Canada and Wells Fargo Bank, National Association dated February 22, 2019 (the “Agreement”). Unless otherwise defined below, capitalized terms defined in the Agreement shall have the same meanings when used herein.”

(i)    Notwithstanding anything to the contrary contained herein, this Amendment No. 1 shall not have any effect on offerings or sales of Shares prior to the Effective Date or on the terms of the Agreement, and the rights and obligations of the parties thereunder, insofar as they relate to such offerings or sales, including, without limitation, the representations, warranties and agreements (including the indemnification and contribution provisions), as well as the definitions of “Prospectus Supplement,” “Manager” and “Forward Purchaser,” contained in the Agreement prior to the Effective Date.

Section 4.     Applicable Law. This Amendment No. 1 and any claim, controversy or dispute arising under or related to this Amendment No. 1 shall be governed by and construed in accordance with the internal laws of the State of New York without giving effect to any choice of law or conflicting provision or rule (whether of the State of New York, or any other jurisdiction) that would cause the laws of any jurisdiction other than the State of New York to be applied.

Section 5.     Entire Agreement. The Agreement, as amended by this Amendment No. 1, represents the entire agreement between the Company, the Operating Partnership, each Manager and each Forward Purchaser with respect to the preparation of any Registration Statement, Prospectus Supplement or the Prospectus, the conduct of the offering and the sale and distribution of the Shares.

Section 6.     Execution in Counterparts. This Amendment No. 1 may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

[SIGNATURE PAGES FOLLOW]

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If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Managers, the Forward Purchasers and the Company in accordance with its terms.

Very truly yours, Spirit Realty Capital, Inc.

By:	/s/ Michael Hughes
Name:	Michael Hughes
Title:	Executive Vice President and Chief Financial Officer

Spirit Realty, L.P. By: Spirit General OP Holdings, LLC, its general partner

By:	/s/ Michael Hughes
Name:	Michael Hughes
Title:	Executive Vice President and Chief Financial Officer

[Spirit Realty EDA Amendment - Company Signature Page]

Accepted as of the date first written above

By:	SunTrust Robinson Humphrey, Inc.

By:	/s/ John M. H. Williams II
Name:	John M. H. Williams II
Title:	Managing Director

By:	BTIG, LLC

By:	/s/ Stephen P. Ortiz
Name:	Stephen P. Ortiz
Title:	Managing Director

By:	BofA Securities, Inc.

By:	/s/ Chris Porter
Name:	Chris Porter
Title:	Managing Director, Investment Banking

By:	Capital One Securities, Inc.

By:	/s/ Greg Steele
Name:	Greg Steele
Title:	Managing Director

By:	Fifth Third Securities, Inc.

By:	/s/ Michael E. Ryan
Name:	Michael E. Ryan
Title:	Managing Director, ECM

[Spirit Realty EDA Amendment – Manager Signature Page]

By:	J.P. Morgan Securities LLC

By:	/s/ Stephanie Little
Name:	Stephanie Little
Title:	Executive Director

By:	Mizuho Securities USA LLC

By:	/s/ Stephen FX Roney
Name:	Stephen FX Roney
Title:	Managing Director

By:	Morgan Stanley & Co. LLC

By:	/s/ Jon Sierant
Name:	John Sierant
Title:	Executive Director

By:	RBC Capital Markets, LLC

By:	/s/ Christopher Allred
Name:	Christopher Allred
Title:	Managing Director

By:	Regions Securities LLC

By:	/s/ Brit Stephens
Name:	Brit Stephens
Title:	Managing Director

[Spirit Realty EDA Amendment – Manager Signature Page]

By:	Scotia Capital (USA) Inc.

By:	/s/ John Stracquadanio
Name:	John Stracquadanio
Title:	Managing Director

By:	Stifel, Nicolaus & Company, Incorporated

By:	/s/ Chad M. Gorsuch
Name:	Chad M. Gorsuch
Title:	Managing Director

By:	Wells Fargo Securities, LLC

By:	/s/ Elizabeth Alvarez
Name:	Elizabeth Alvarez
Title:	Managing Director

As Managers

[Spirit Realty EDA Amendment – Manager Signature Page]

Accepted as of the date first written above

By:	Bank of America, N.A.

By:	/s/ Jake Mendelsohn
Name:	Jake Mendelsohn
Title:	Managing Director

By:	The Bank of Nova Scotia

By:	/s/ John Stracquadanio
Name:	John Stracquadanio
Title:	Managing Director

By:	JPMorgan Chase Bank, National Association

By:	/s/ Stephanie Little
Name:	Stephanie Little
Title:	Executive Director

By:	Mizuho Markets Americas LLC

By:	/s/ Adam Hopkins
Name:	Adam Hopkins
Title:	Attorney-in-Fact

By:	Morgan Stanley & Co. LLC

By:	/s/ Jon Sierant
Name:	Jon Sierant
Title:	Executive Director

[Spirit Realty EDA Amendment – Forward Purchaser Signature Page]

By:	Royal Bank of Canada

By:	/s/ Brian Ward
Name:	Brian Ward
Title:	Managing Director

By:	Wells Fargo Bank, National Association

By:	/s/ Craig McCracken
Name:	Craig McCracken
Title:	Managing Director

As Forward Purchasers

[Spirit Realty EDA Amendment – Forward Purchaser Signature Page]